UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2016

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

385 Bell Street, Dubuque, Iowa		52001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2016, Flexsteel Industries, Inc. (the “Company”) entered into a credit agreement with Wells Fargo Bank N.A. The $10 million revolving line of credit is short-term, unsecured and matures on June 30, 2017. The revolving line of credit will be used for the Company’s working capital needs. At June 30, 2016, $2.3 million of letters of credit were outstanding under the line of credit.

The revolving line of credit contains certain financial covenants, including that the Company maintain working capital of $60 million and an interest coverage ratio of not less than 3.0 to 1.0.

The credit agreement and revolving line of credit note described above replace the previous credit agreement and note between the Company and Wells Fargo Bank N.A. which was set to mature December 31, 2016.

The agreements are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01  Financial Statements and Exhibits.

(a)    Not applicable

(b)    Not applicable

(c)    Not applicable

(d)    Exhibits

Exhibit No.	Description

Exhibit 10.1	Credit Agreement dated June 30, 2016 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.

Exhibit 10.2	Revolving Line of Credit Note dated June 30, 2016 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	July 1, 2016	By:	/s/ Timothy E. Hall
Timothy E. Hall
Principal Financial Officer, SVP-Finance and CFO